UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

SOUTHERN TRUST SECURITIES HOLDING CORP.

(Exact name of registrant as specified in its charter)

Florida	000-52618	651001593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

145 Almeria Ave., Coral Gables, Florida 33134

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (305) 448-0080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

First, on June 29, 2007, the Registration Statement on Form 10-SB filed by Southern Trust Securities Holding Corp. (the “Corporation”) with the United States Securities and Exchange Commission on April, 30, 2007, as amended on June 13, 2007, became automatically effective upon the expiration of the 60 day period.

Second, on June 29, 2007, the Corporation elected to convert its 313,000 shares of issued and outstanding Series A 8% Convertible Preferred Stock to common stock at a conversion ratio of 1.58 shares of common stock per share of preferred stock.  As a result of the conversion, the Corporation issued 494,540 shares of common stock.  The last date that the dividend accrued on the Series A 8% Convertible Preferred Stock was June 30, 2007.

Attached hereto and incorporated herein by reference is Exhibit 99.1, a press release announcing the two events described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN TRUST SECURITIES HOLDING CORP.

Date: July 2, 2007	By:	/s/ Fernando Fussa
Fernando Fussa
Chief Financial Officer

EXHIBITS

Exhibit 99.1

Press Release